                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

                                                                              OTHER NAME, IF ANY,
                                           STATE OR OTHER JURISDICTION        THAT THE SUBSIDIARY
NAME                                            OF INCORPORATION              DOES BUSINESS UNDER
----                                       ---------------------------        -------------------
BowSteel Corporation                             Delaware

BowSteel of Texas Corporation                    Delaware

ETCA G.P., L.L.C.                                 Texas

ETCA L.P., Inc.                                  Delaware

Extrusion Technology Corporation of
  America                                          Ohio

Galt Alloys, Inc.                                  Ohio

NATI Gas Company                                   Ohio

New Century Metals, Inc.                           Ohio

New Century Metals Southeast, Inc.               Delaware                New Century Metals and RTI LA

Pierce-Spafford Metals Company, Inc.            California

Reamet, S.A.                                      France

RMI Delaware, Inc.                               Delaware

RMI Metals, Inc.                                   Utah                  Micron Metals, Inc.

RMI Titanium Company                               Ohio

RTI Energy Systems, Inc.                           Ohio

RTI Europe Ltd.                               United Kingdom

RTI Fabrication, L.P.                             Texas

RTI France S.A.S.                                 France

RTI International Metals Gmbh                    Germany

RTI International Metals Limited              United Kingdom

RTI International Metals Srl                      Italy

Tradco, Inc.                                     Missouri

Weld-Tech Engineering Services, L.P.              Texas                  RTI Energy Systems

Weld-Tech G.P., Inc.                              Texas

Weld-Tech L.P., Inc.                             Delaware